Update/ Calais Resources Inc. Continuous Disclosure Review

Greenwood Village, CO USA, February 19 — Calais Resources Inc. (OTCBB–CAAUF) herein the “Company” announces that as a result of the continuous disclosure review by the British Columbia Securities Commission discussed in the Company’s news release issued on January 19, 2004, the Company is issuing this news release to clarify and update the Company’s financial continuous disclosure. The Public may access the Company’s filings through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com.

As stated in the Company’s earlier news release, notwithstanding the Company’s listing on the OTCBB in the United States and its reporting obligations under U.S. securities law, the Company remains a reporting issuer in the Province of British Columbia and is required to meet the disclosure rules set out under British Columbia law and the policies of the B.C. Securities Commission. The program is applied generally to all reporting issuers in British Columbia and is intended to help improve the quality of disclosure made by such issuers to shareholders and other market participants. The review was not comprehensive and was undertaken to broadly assess the company’s disclosure practices and overall level of compliance. For more information about the B.C. Securities Commission review program, please see the Continuous Disclosure Review Program April 2000 Staff Report (the Staff Report) and Continuous Disclosure Updates that are available on their website (www.bcsc.bc.ca) under Industry Information/ Continuous Disclosure.

The Company has amended and restated its interim, unaudited financial statements and quarterly report for the first quarter ended August 31, 2003. Among other formatting changes and adjustments:

•	the comparative, unaudited balance sheet attached as Schedule “A” to the applicable BC Form 51-901F is now stated as at the end of the immediately preceding fiscal year (May 31, 2003) as required by the CICA Handbook;

•	in order to correct a typographical error in the originally filed unaudited financial statements, the Company’s mineral properties, as reported on the balance sheet, has been restated $13,496,707;

•	the balance sheet is now reported on a consolidated basis, removing a $10,370,744 debt reported as owing to a subsidiary of the Company;

•	the notes to the amended and restated financial statements have been improved to provide the disclosures required by the CICA Handbook; and

•	the amended and restated financials statements include a Statement of Cash Flows prepared on a cash flow basis in accordance with the CICA Handbook.

The Company has also filed its interim, unaudited financial statements and quarterly report for the first quarter ended November 30, 2003.

The Company has also updated its non-financial disclosure record including news releases issued by the Company since August, 2003 and, as necessary, material change reports. The Company’s

Form 20-F, previously filed with the Securities and Exchange Commission in the United States, is now also available on SEDAR.

The Company has undergone significant changes over the past six months and new management continues to work diligently in efforts of administration. The Company feels that administration is now at the highest levels of compliance and competency. The Company has taken steps to ensure that future disclosure is timely and compliant with applicable securities laws, and thanks the British Columbia Securities Commission for its professionalism while working with Calais Resources.

Calais Resources is now in a position to aggressively pursue the exploration on the Consolidated Caribou Mines District gold and silver project in Colorado, it’s Faja de Oro gold project in the Republic of Panama, and it’s Nevada Manhattan gold project in Nye County, Nevada.

For Further Information please contact:
Matt Witt, CFO Calais Resources, Inc.
Phone 720-529-9500

Cautionary Note to United States Investors Concerning Forward Looking Statements

The future conduct of the company’s business and it’s response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that the company will be able to conduct its operations as contemplated. Certain statements contained in this release using the terms “may”, “expects to”, “projects”, “estimates”, “plans”, and other terms denoting future possibilities, are forward-looking statements in accordance with the Private Securities Litigation Reform Act of 1995. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks that are beyond our ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. The risks include, but are not limited to, the risks described in the above press release; those risks set out in the company’s disclosure documents and its annual, quarterly and current reports; and the other risks associated with start-up mineral exploration operations with insufficient liquidity, and no historical profitability.